Exhibit 10.1


                             Wholesale DSL Agreement


     This Wholesale DSL Agreement (the "Agreement") is made and entered into as of 11/17/2005 (the "Effective Date"), by and between BellSouth Telecommunications, Inc. ("BellSouth"), a Georgia corporation, with offices at 675 W. Peachtree St., Atlanta, Georgia 30375, and [NSP], a Georgia corporation, with offices at 4343 Shallowford Rd. B-2, Marietta, GA 30062 (BellSouth and [NSP] may be referred to herein individually as "Party" and collectively as "Parties")


         NSP = Synkronus, Inc. dba Speedfactory

         Whereas, BellSouth offers wholesale DSL, as more particularly described in Attachment A (the "Service") to network service providers; and

         Whereas, [NSP] is a network service provider that desires to purchase the Service from BellSouth.

         NOW,  THEREFORE,  for  and  in  consideration  of the  promises  herein
contained,   and  other  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the Parties agree as follows:


1.   PROVISION OF SERVICE

BelISouth shall provide the Service, when and where available and [NSP] shall purchase the Service pursuant to the terms of this Agreement and the Attachments hereto. (Use of the defined term "Agreement" herein shall be deemed to include all Attachments.")

2.   TERM

This Agreement shall commence on the Effective Date and shall continue in effect from the Effective Date and shall continue in effect for two (2) years from the Effective Date ("Initial Term") unless terminated as a result of a default as set forth below, or by mutual agreement of the Parties in writing. The term shall automatically renew on a month-to-month basis ("Renewal Term") at the end of the Initial Term; provided, however, either Party may provide notice of non-renewal to the other Party no later than thirty (30) days before expiration of the Initial Term or any Renewal Term.

3.   TERMINATION; REFUSAL OF NEW SERVICE

(a) BellSouth may terminate this Agreement if [NSP]: (i) breaches any material term, condition, or obligation of this Agreement and fails to cure such breach within thirty (30) days after written notice of such breach; or (ii) becomes the subject of a voluntary or involuntary bankruptcy, insolvency, reorganization, or liquidation proceeding, makes an assignment for the benefit of creditors, or admits in writing its inability to pay debts when due. (Subsections (i) and (ii) may be referred to collectively herein as an "Event of Default.")

(b) Upon an Event of Default, BellSouth may, in its sole discretion, and in lieu of termination, elect to refuse orders for new Service and/or refuse to complete pending orders for Service until such time as the Event of Default is cured. Such election to refuse orders for Service shall not be a waiver of BellSouth's right to terminate under Section 3(a), above. In the event BellSouth elects to refuse orders for Service, and thereafter desires to terminate under
Section 3(a), BellSouth shall send written notice to [NSP] of its intent to terminate, and if the Event of Default continues, BellSouth may terminate this Agreement on or after fifteen (15) days from the date of such notice.

(c)  Upon  termination or expiration of this  Agreement,  BellSouth will disable
[NSP]'s ability to order Services; will disconnect all Services ordered hereunder; and all applicable charges, including termination charges, shall become due.

4.   RATES AND CHARGES

The rates and charges payable by [NSP] for the Service shall be as set forth in Attachment B, which is attached hereto and incorporated herein by this reference. Rates may be subject to Promotions as set forth in Attachment C, which is attached hereto and incorporated herein by this Reference. BellSouth will bill [NSP] monthly for the Service. Payment, including amounts disputed pursuant to Section 11, below, is due thirty (30) days after the bill or invoice date. If any payment due hereunder is not received within the date stated on the bill or invoice, BellSouth may assess a late payment charge of 1% per month.

5.   TRANSPORT SERVICES.
[NSP] shall be responsible for obtaining pursuant to BellSouth's tariffs all necessary transport elements required for use with the Service. The tariff rates, terms and conditions shall govern such purchases.

6.   DISCLAIMER OF LIABILITY; LIMITATION OF LIABILITY.

(a) BellSouth's liability, if any, for its willful misconduct is not limited by this Agreement. With respect to any other claim or suit by [NSP], or by any others, for damages associated with the installation, provision, preemption, termination, maintenance, repair or restoration of Service, BellSouth's liability shall not exceed an amount equal to the proportionate charge for the Service for the period during which the Service was affected.

(b) BellSouth shall not be liable for any act or omission of [NSP], nor shall BellSouth hold liable [NSP] for BellSouth's own act or omission.

(c) EXCEPT FOR [NSP]'s INDEMNIFICATION OBLIGATIONS, BELOW, NEITHER [NSP] NOR BELLSOUTH SHALL HAVE ANY LIABILITY TO THE OTHER FOR LOST PROFITS OR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(d) In the event an arbitration panel or court should hold that the limitations of liabilities as set forth in this Agreement, or any portions thereof, are unenforceable for any reason, or that any of [NSP]'s remedies under this Agreement fail of their essential purpose, [NSP] expressly agrees that under no circumstance shall BellSouth's total liability to [NSP] or any party claiming by, through or under [NSP] for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, in the aggregate, exceed the amount of charges paid or to be paid by [NSP] for use of the Service during the period in which [NSP] purchased Service under this Agreement.

7.   LIMITATION AND DISCLAIMER OF WARRANTIES.

NEITHER BELLSOUTH NOR ANY OF ITS UNDERLYING SERVICE PROVIDERS, LICENSORS, EMPLOYEES, OR AGENTS WARRANT THAT THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE; NOR DOES BELLSOUTH OR ANY OF ITS UNDERLYING SERVICE PROVIDERS, LICENSORS, EMPLOYEES, OR AGENTS MAKE ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE OF THE SERVICE. UNLESS EXPRESSLY STATED TO THE CONTRARY HEREIN, THE SERVICE IS PROVIDED ON AN "AS IS", "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, OTHER THAN THOSE WARRANTIES (IF ANY) WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION, OR MODIFICATION UNDER THE LAWS APPLICABLE
TO  THIS  AGREEMENT,   ALL  SUCH  WARRANTIES  BEING  EXPRESSLY  DISCLAIMED.

8.   INDEMNIFICATION

(a) Provided that BellSouth is promptly notified in writing of any action brought against [NSP] based on a claim that the Service infringes a United States patent, copyright, trademark, or other intellectual property right, BellSouth will indemnify [NSP] for all its directly related and reasonably incurred expenses, including reasonable attorneys fees, defend that action at its expense and will pay any and all fees, costs or damages that may be finally awarded in that action and/or a settlement resulting from it (provided that [NSP] shall permit BellSouth to have sole control over the defense or settlement of such action; NSP shall not make any compromise, admission of liability or settlement or take any other action impairing the defense of such claim without BelISouth's prior written approval; and NSP shall cooperate with BellSouth in all reasonable ways to facilitate the settlement or defense of any claim). If a final injunction is obtained against [NSP] prohibiting usage of the Service by reason of infringement of a United States patent, copyright, trademark, or other intellectual property right, or if in BellSouth's opinion the Service is likely to become subject to a valid and enforceable claim of infringement, BellSouth will, at its option, either: (1) at its expense procure the right for [NSP] to continue using the Service; ; (2) modify the Service so that it is non-infringing; (3) return the price paid for the Service; or (4) direct [NSP] to cease using the Service. In the latter event, the Service shall terminate immediately.

(b) [NSP] will indemnify and save harmless BellSouth from and against all loss, liability, damage, and expense, including all reasonable counsel fees, due to claims for infringement of patents, copyright, trademark, or other intellectual property rights arising from (1) [NSP] or [NSP]'s end user or any other third party combining or using the Service in connection with equipment, software, data, processes, or facilities furnished by [NSP] , [NSP]'s end user, or other third party; (2) NSP, NSP's end user or other third party's use of the Service based on specifications supplied by or specific instructions furnished by NSP, NSP's end user, or other third party; (3) alterations or modifications to the Service by NSP, NSP's end user, or other third party; (4) use of the Service not in compliance with BellSouth's specifications or requirements; and (5) use of the Service without the most current release or version of equipment, software, data, processes, or facilities associated with the Service. NSP will indemnify and save harmless BellSouth from and against all loss, liability, damage, and expense, including all reasonable counsel feesdue to any other claims or causes of action by third parties of any nature whatsoever, arising from the use of, or in connection with, the Service or otherwise relating to or arising out of use of the Service by [NSP], an authorized user of [NSP], including any end user of [NSP], or any other third party. [NSP] shall have no obligation to indemnify BellSouth for any claim that the Service infringes a United States patent, copyright, trademark, or other intellectual property right.

(c) This section states the entire liability of BellSouth, and NSP's sole remedy, with respect to any infringement or alleged infringement of any intellectual property rights or proprietary rights.

9.   USE OF SERVICE.

(a) [NSP] and its end users may use the Service to access their choice of legal Internet content; run applications of their choice; and attach any devices or equipment of their choice, subject to the provisions of Sections 9(b), (c), (d) and (e), below.

(b) The characteristics and methods of operation of any circuits, facilities, devices or equipment provided by [NSP] or any other third party and used in connection with or otherwise associated with the Service shall not interfere with or impair any other service provided by BellSouth, its affiliated companies, or any carrier, including a competitive local exchange carrier, that is using BellSouth's network; cause damage to BellSouth facilities; impair the privacy of any communications carried over BellSouth facilities; or create hazards to the employees of BellSouth; its affiliated companies; or any carrier, including a competitive local exchange carrier, that is using BellSouth's network; or the public.

(c) The Service shall not be used for any illegal or unlawful purpose. BellSouth reserves the right to immediately disconnect Service, with or without notice to [NSP], at a location where BellSouth becomes aware that the Service is being used for an unlawful purpose.


(d) Excessive use of bandwidth is not permitted. The Service is designed to handle traffic that is bursty in nature. Although some of the Services are best effort services, and other Services have minimum guaranteed speeds, the data rates, actual throughput and latency of all Services are affected by excessive use of bandwidth. Applications such as file sharing, peer to peer traffic, and video streaming can result in degradation of services being provided by BellSouth and third parties as well as loss of quality of service experienced by the end users of BellSouth and third parties. BellSouth will monitor its network for excessive use. Excessive use of bandwidth shall be determined on the basis of the percentage of bandwidth on the Service used at a particular location, upstream or downstream, over a period of time. BellSouth reserves the right to immediately disconnect Service, upon notice to [NSP], at any location that BellSouth determines is adversely affecting BellSouth's network.

(e) In the event BellSouth determines the Service is being used in such a manner as to invade the privacy or cause harm to third parties by such means as propagation of a virus or worm; hacking; spamming; or threat of violence, BellSouth reserves the right to immediately disconnect Service, upon notice to [NSP], at the location where the Service is being used in such manner.

(f) The Service is not subject to resale. End user products that use or incorporate the Service must be sold, supported, and billed by [NSP].

10.  USE OF MARKS; NO LICENSE GRANT.

(a) [NSP] may, in response to a direct end user inquiry, advise end users that a portion of the service [NSP] furnishes to its end users is provided by BellSouth; provided, however, [NSP] shall not represent that BellSouth jointly participates in [NSP]'s services. The BellSouth Company names, Iogos, services, service marks and trademarks are owned by BellSouth Intellectual Property Corporation and may not be used by [NSP] in any advertising, publicity, marketing communication, publication, or in any other commercial manner, except under an express, written license agreement with BellSouth Intellectual Property Marketing Corporation. [NSP] acknowledges that it is separate and distinct from BellSouth and that it provides a separate and distinct service and agrees that [NSP] may not, expressly or impliedly, state, advertise or market that it is, or offers the same service as, BellSouth or engage in any other activity that may result in a likelihood of confusion between its own service and BellSouth's service.

(b) No license is granted by BellSouth to [NSP] under any copyright, trademark, patent or other intellectual property right in the Service, or any materials, processes or technology related thereto.

11.  BILL DISPUTES

[NSP] shall submit a documented written claim in support of each specific disputed amount. Upon receipt of [NSP]'s documented bill dispute, BellSouth shall work with [NSP] to resolve the dispute in a timely manner. If the dispute is resolved in favor of [NSP], interest equivalent to the late payment charge set forth in Section 4, above, shall be calculated from the date of the overpayment to the resolution date; provided, however, that if [NSP] submits the dispute more than ninety (90) days after the date [NSP] paid the bill and said dispute is resolved in favor of [NSP], interest shall be calculated from the dispute date to the resolution date.

12.  DEPOSITS

(a) In the event [NSP] has a history of late payments to BelISouth or is without established credit, BellSouth may require [NSP] to make a deposit prior to or at any time after the provision of Service to be held by BellSouth as a guarantee of the payment of rates and charges. BellSouth reserves the right to require an initial or an additional deposit of [NSP] if [NSP]'s credit decreases from when the Service was established.

(b) BellSouth will provide written notice to [NSP] of such deposit requirement. [NSP] will be required to make payment of such deposit prior to the provision of new Service in those cases where [NSP] has not established credit with BellSouth, or otherwise within ten (10) business days of such notice for [NSP]s with existing Services.

(c) The deposit amount shall be calculated on the basis of the actual or estimated rates and charges for the Service for a two month period. The fact that a deposit has been made shall not relieve [NSP] from complying with its obligation to make prompt payment hereunder. At such time as the provision of the Service to the [NSP] is terminated, the amount of the deposit will be credited to [NSP]'s account and any remaining balance shall be refunded, or in the alternative, if there remains an unpaid balance for Service, BellSouth may apply all or a portion of the deposit to such balance.

(d) Such a deposit will be refunded or credited to [NSP]'s account when [NSP] has established credit or, in any event, after [NSP] has established a one-year prompt payment record at any time prior to the termination of the provision of the Service to [NSP]. In the case of a cash deposit, for the period the deposit is held by BellSouth, [NSP] will receive simple interest at the rate of 1% per month (.000329 per day) or 12% annually. The rate will be calculated from the date [NSP]'s deposit is received by BellSouth up to and including the date such deposit is credited to [NSP]'s account or the date the deposit is refunded by BellSouth.

13.  ORDERING

(a) [NSP] shall place an electronic (Internet or "web-based" interface) order utilizing a BellSouth specified order and response system ("Ordering System") to request Service be provisioned to an [NSP] designated end user premises. BellSouth shall provide an identification and password for access to the Ordering System when [NSP] provides to BellSouth all information requested by BellSouth for provision and billing of the Service.

(b) BellSouth may make the Ordering System available to [NSP] for testing of new services that are in production mode. Use of the Ordering System for such testing shall be subject to this Agreement.

(c) [NSP] may request a modification of its order at any time prior to the due date. BellSouth will make every effort to accommodate the requested modification when it is able to do so with the normal work force assigned to complete such a modification within normal business hours, without charge. Customer-requested modifications that cannot be completed prior to the due date will be completed as if for new service.

14.  BILLING OPTIONS

(a) [NSP] may select as the primary billing medium either a standard billing option (standard paper bill or CD-ROM) or billing data tape. Billing data tape format is available in the four options below. [NSP] may select one of these options as the primary billing medium at no charge and will also receive an abbreviated paper bill for bill payment purposes at no charge.

1. CONNECT: DIRECT - This option provides an electronic transmission of [NSP]'s bill in billing data tape and requires [NSP] have a dedicated circuit from [NSP]'s premises to a BellSouth data center.

2. CD-ROM - This option provides the delivery of [NSP]'s in billing data tape format via a physical medium, i.e., CD-ROM


     CARTRIDGE TAPE - This option provides the delivery of [NSP]'s bill in billing data tape format via a physical medium, i.e., Cartridge Tape. When [NSP] elects to receive additional copies of its bill on cartridge tape, only one copy of the cartridge tape will be provided. BellSouth does not require [NSP] to return previously supplied tapes.

4. INTERNET MAILBOX - This option provides the delivery of [NSP]'s bill in billing data tape format to an Internet-based, secure mailbox from which [NSP]s may download their bill.

(b)  Rates and charges for additional copies of the [NSP]'s bill are as follows:

     Billing Option                                          Rate
     --------------                                         -------

     Standard Billing Options
        Paper Bill - per paper page                         $.25
        CD ROM - Per CD ROM                                 $60.00


     Billing Data Tape (BDT) Options
        (a) Connect: Direct - per record transmitted        $.000932
        (b) CD ROM - Per CD ROM                             $60.00
        (c) Cartridge Tape
              1) per tape                                   $51.84
              2) per record                                 $.0018
        (d) Internet Mailbox - per mailbox, per month       $40.00

(c) Unless otherwise specified by [NSP], standard paper bills, cartridge tape and/or CD ROM will be sent via U.S. Mail service. However, at [NSP]'s request, [NSP] or [NSP]'s representative may pick up the paper bills, CD ROM or cartridge tape at a location designated by BellSouth.

15.  INSTALLATION; MAINTENANCE; AVAILABILITY FOR TESTING

(a) BellSouth will install Service to that point where provision is made for termination of BellSouth's outside distribution network facilities. The Service shall have only one point of termination per end user premises. Any additional termination points beyond such point of termination are the sole responsibility of [NSP].

(b) BellSouth shall maintain the Service. [NSP] or any third party shall not be permitted to move, rearrange, disconnect, remove or attempt to repair any facilities provided by BellSouth other than by connection or disconnection to any interface means used, except with the written consent of BellSouth.

(c) The Service shall be available to BellSouth at times mutually agreed upon to permit BellSouth to make tests and adjustments appropriate for maintaining the Service in satisfactory operating condition. Such tests and adjustments shall be completed within a reasonable time. No credit will be allowed for any interruptions involved during such tests and adjustments.

16.  CHANGES AND SUBSTITUTIONS

BellSouth may, where reasonably required in the operation of its business, substitute, change or rearrange any facilities used in providing Service under this Agreement, or change minimum protection criteria, operating or maintenance characteristics of facilities or operations and procedures. BellSouth shall not be responsible if any such substitution, change or rearrangement renders any [NSP] furnished Services obsolete or requires modification or alteration thereof or otherwise affects their use or performance. If such substitution, change or rearrangement materially affects the operating characteristics of the facility, BelISouth will provide reasonable notification to [NSP] and reasonable time will be allowed for any redesign and implementation required by the change in operating characteristics.

17.  TAXES, UNIVERSAL SERVICE FUND, AND OTHER FEES

(a) For purposes of this section, the term "Tax" shall include but not be limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights-of-way, whether designated as franchise fees or otherwise), which are imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefor.

(b) Except as otherwise provided in this section, BellSouth shall separately state on each applicable invoice, and the [NSP] shall pay, all applicable Taxes.

(c) BellSouth shall not invoice [NSP] for a Tax if, and to the extent that, (i) the [NSP] furnishes BellSouth with a properly executed certificate of exemption or direct pay permit and satisfies any other requirements under applicable law; and, if in BelISouth's judgment such Tax is considered by the taxing authority to apply to some or all of the services furnished hereunder, (ii) the [NSP] furnishes BelISouth with a ruling or similar documentation from the taxing authority stating that such Tax does not apply to some or all of the services furnished hereunder.

(d) The [NSP] shall protect and indemnify BellSouth from and against the assessment or collection by a taxing authority of any Tax not invoiced by BellSouth, provided that BellSouth permits the [NSP] to contest the assessment or collection of such Tax or, if necessary and if requested by the [NSP], contests such assessment or collection on behalf of the [NSP] but at the [NSP]'s expense.

(e) BellSouth shall permit the [NSP] to contest any Tax paid by such [NSP], either by assigning to the [NSP] its right to claim a refund of such Tax or, if necessary and requested by the [NSP], filing and pursuing a claim for refund on behalf of the [NSP] but at the [NSP]'s expense.

(f) In any contest of a Tax by BelISouth or the [NSP], the other party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest; provided, however that the reasonable costs of providing such assistance shall be reimbursed by the requesting party.

(g) To the extent BellSouth pays into the universal service fund for Services purchased by [NSP], [NSP] shall reimburse BellSouth for all such universal service fund charges paid.

18.  RESOLUTION OF DISPUTES

(a) Except for a breach of the obligations set forth in Section 8, entitled "Indemnification," Section 10, entitled "Use of Marks, No License Grant", or a collection action for nonpayment brought by BellSouth, and without limiting either party's right to seek appropriate injunctive relief, any controversy, claim or dispute arising out of or relating to this Agreement for the breach, termination, enforcement, interpretation or validity thereof ("Disputed Matter"), whether based in contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory, shall be resolved by final and binding arbitration governed by the Federal Arbitration Act, 9 USC ss.ss.1-16. (However, disputes that meet the small claims court requirements in the state in which the services are provided may be resolved in small claims court, if both parties concur in the use of that court.)

(b) In the event of any Disputed Matter, the BellSouth and [NSP] shall submit the matter to mediation within thirty (30) days of one Party receiving from the other Party a written request to mediate. The Parties may choose any institutional or informal means to mediate a Disputed Matter.

(c) In the event the Parties cannot resolve the matter by mediation, any ensuing arbitration of a Disputed Matter conducted pursuant to this Agreement shall be administered by the International Institute for Conflict Prevention and Resolution ("The Institute"; f/k/a the CPR Institute for Dispute Resolution and the Center for Public Resources) pursuant to its then current Rules for Non-Administered Arbitration ("The Rules.")

(d) In the event the Parties agree that the Disputed Matter involves a sum at issue of less than $1 million, the arbitration will be submitted to one arbitrator to be selected by The Institute in accordance with The Rules. If one Party or both Parties reasonably consider the Disputed Matter to involve a sum at issue in excess of $1 million, the arbitration shall be conducted by three arbitrators, of whom each Party shall designate one in accordance with the "screened" appointment procedure provided in The Rules.

(e) The parties have the right to be represented by counsel. The arbitrator(s) shall be bound by and strictly enforce the terms of this Agreement, and may not limit, expand or otherwise modify the terms of this Agreement in conducting the arbitration and making any award. The arbitrator(s) shall also be bound by the substantive law of the State of Georgia, without giving effect to its choice of law principles. Any arbitration will be conducted in Atlanta, Georgia. Arbitrations under this Agreement shall be kept confidential.

(f) Disputes under this Agreement may not be (1) resolved on a class-wide basis, (2) joined with another lawsuit, or (3) joined in an arbitration with a dispute of any other entity. The arbitrator(s) may not award, and the Parties waive any claims for awards for punitive, exemplary or similar damages, or attorney's fees. The arbitrators are not empowered to award damages in excess of compensatory damages. The arbitrator(s) shall be bound by and apply any and all other limitations of liability or disclaimers of liability contained in any section of this Agreement, which are hereby incorporated in this Section 18.

(g) Subject to applicable substantive law that may provide otherwise, each Party must pay its own expenses to participate in the arbitration, including attorney's fees and expenses related to the presentation of evidence, witnesses and document production.

(h) Unless both Parties agree to an extension of time, any hearing of a Disputed Matter shall be completed no later than 180 days after the date of the initial pre-hearing conference required by The Rules. The arbitration award shall be issued no later than thirty (30) days after the completion of the hearing. Such award shall be final when deemed final in accordance with The Rules. The award shall state the reasons supporting the award. The motion for entry of judgment on the award may be filed in any court of competent jurisdiction.

19.  NON-WAIVER.

No delay or failure by either Party to exercise any right under this Agreement and no partial exercise of any right under this Agreement shall constitute a waiver of that right or any other right.

20.  NOTICES.

Unless otherwise stated, notices, authorizations, and requests required or desired to be given or made in connection with this Agreement shall be in writing, given by certified or registered mail (return receipt requested), express air courier (charges prepaid) or hand delivery, and addressed as follows (or to such other address as the Party to receive the notice or request so designates by notice to the other):

     If to BellSouth, one copy being directed to the attention of the Legal Department and the second to Wholesale DSL Marketing as follows:

          BellSouth Legal Department:
          ATTN: Senior Counsel - Broadband and Internet Services
          675 West Peachtree St.
          Suite 4300
          Atlanta, GA 30375

          BellSouth Broadband Services
          ATTN: Director - Wholesale DSL 2180 Lake Blvd
          Room 2B66
          Atlanta, GA 30319

     If to [NSP], notice shall be to the following location location:

If a notice is given by either Party by certified or registered mail, it will be deemed received by the other Party on the third business day following the date on which it is deposited for mailing. If a notice is given by either Party by air express courier, it will be deemed received by the other Party on the next business day following the date on which it is provided to the air express courier. If a notice is given by hand-delivery, it will be deemed received by the other Party upon such delivery.

21.  FORCE MAJEURE.

No Party shall be responsible for any delay or failure in delivery or performance of any of its duties hereunder due to acts of God, acts or omissions of any regulated telephone network or any other occurrence commonly known as force majeure, including, but not limited to, war, terrorist acts, riots, embargoes, hurricane or other natural disasters, strikes, work stoppage, work slowdown, or other concerted acts of workers (whether of BellSouth or others), casualties or accidents, or any other causes or circumstances whether of a similar or dissimilar nature to the foregoing, which prevent or hinder the delivery of DSL. BellSouth may delay performance of its obligation to provide the Service for so long as such occurrence or occurrences affect BellSouth's ability to provide the Service, and in such event such BellSouth shall have no liability to [NSP] for failure to provide the Service.

22.  REGULATORY MANDATES.

[NSP] expressly recognizes that BelISouth is a communications common carrier licensed and regulated by the Federal Communications Commission ("FCC") and state public utility commissions. The FCC has authorized BellSouth to offer the Service via a private carriage arrangement. In the event such authority ceases, BellSouth may terminate this Agreement effective with the cessation of such authority. In addition, this Agreement may be subject to such other changes or modifications as any such regulatory body may from time to time direct in the exercise of its jurisdiction.

23.  ASSIGNMENTS.

[NSP] shall not assign its rights, duties or obligations hereunder without the prior written consent of BellSouth; provided, however, that [NSP] shall not be obligated to obtain BellSouth's consent to any assignment to an affiliate or subsidiary of [NSP], or any entity with which [NSP] is under common control. Any attempt by [NSP] to assign or transfer any of the rights, duties, or obligations of [NSP] with respect to the Service where BelISouth's consent is required but not obtained shall be void, and no assignment or transfer shall release [NSP] from any of its obligations with respect to the Service. BellSouth shall not assign its rights, duties or obligations hereunder without the prior written consent of [NSP]; provided, however, that BellSouth shall not be obligated to obtain [NSP]'s consent to any assignment to an affiliate or subsidiary of BellSouth, or any entity with which BellSouth is under common control.

24.  LIMITATION OF ACTIONS.

No action, regardless of form, arising out of this Agreement may be brought by either BellSouth or [NSP] more than two years after the cause of action has arisen.

25.  ENTIRE AGREEMENT.

This Agreement set forth the entire agreement between [NSP] and BellSouth respecting any Service ordered hereunder, and supersedes any prior written or verbal proposals, agreements, letters of intent, understandings or other discussions respecting the same. BellSouth will not be bound by any provision contained in any order, request for service, confirmation, correspondence or other communication from [NSP] that is at variance with, in addition to, or conflicts with any provision of this Agreement, unless such variance, addition or conflict is specifically identified in a written agreement signed by [NSP] and an authorized representative of BelISouth. No agent, employee, or representative of BellSouth has any authority to bind BelISouth to any affirmation, representation, or warranty unless the same is specifically set forth in this Agreement or other written agreement as provided above.

26.  SEVERABILITY.

If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties, such provision shall be deemed inoperative to the extent it is deemed invalid, but the validity of the remaining portions of provisions shall not be affected thereby so long as the Parties' respective rights and obligations in the aggregate hereunder would not be materially affected thereby taken as a whole. Notwithstanding the foregoing, to the extent any such provision held invalid may be made enforceable by limiting or restating the provision to reflect as nearly as possible the original intentions of the Parties, then such provision shall be deemed so limited or restated. The remainder of this Agreement shall remain in full force and effect.

27.  AMENDMENT OR MODIFICATION.

No subsequent amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Parties.

28.  NO THIRD PARTY BENEFICIARIES.

Nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the Parties and their permitted successors and assigns.

29.  SURVIVAL

The following  Sections will survive  termination or
expiration of this Agreement: Section 4, Rates and Charges; Section 6, Disclaimer of Liability; Limitation of Liability; Section 8, Indemnification;
Section 10, Use of Marks; No License Grant; Section 11, Bill Disputes; Section 12(c); Section 17, Taxes; Section 18, Resolution of Disputes; Section 19, Non-waiver; Section 20, Notices; Section 21, Force Majeure; Section 24; Limitation of Actions; Section 26, Severability; Section 27, Amendment or Modification; Section 28, No Third Party Beneficiaries; Section 31, Counterparts.

At a later date, when BellSouth is in a position to discuss Volume and Term Agreements, Synkronus, Inc. will be able to participate in those discussion, which may or may not include the addition of new products such as the 6MB dsl product.

/s/ Keith A. Green  11/17/05

30.  COMPLIANCE WITH LAWS.

Each Party shall comply with all prevailing laws, rules and regulations and obtain all necessary approvals, consents and permits required by the applicable agencies of the government of the jurisdictions that apply to its activities or obligations under this Agreement.

31.  COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Faxed signatures shall have the same effect as original signatures. IN WITNESS WHEREOF, the Parties to this Agreement by their duly authorized representatives have executed this Agreement as follows:

ACKNOWLEDGED AND AGREED:

BELLSOUTH TELECOMMUNICATIONS, INC.                [NSP]

By:                                               By:      /s/ Keith A. Green

Name:                                             Name:    Keith A. Green

Title:                                            Title:   President

Date:                                             Date:    11/17/05




               Schedule of Attachments to Wholesale DSL Agreement


Attachment A:  BellSouth DSL Terms of Service

Attachment B:  DSL Rates and Charges

Attachment C:  DSL Promotions

Attachment D:  Glossary of Terms